SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2005
Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

41300 CHRISTY STREET FREMONT, CALIFORNIA 94538 UNITED STATES OF AMERICA	THE MERCURY CENTRE, WYCOMBE LANE WOOBURN GREEN HIGH WYCOMBE, BUCKS HP10 0HH UNITED KINGDOM
(Address of principal executive offices) (Zip code)
(510) 360-3700
(44) 1628-539500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 31, 2005, Insignia Solutions plc (the “Company”) entered into an agreement (the "Amendment Agreement”) amending the Securities Subscription Agreement dated February 10, 2005, as previously amended (the “Subscription Agreement”) with Fusion Capital Fund II, LLC (“Fusion”) pursuant to which the Company and Fusion agreed (i) to extend until September 15, 2005 the date by which the Company is required to file a registration statement with the Securities and Exchange Commission relating to the American Depository Shares that may be issued by the Company under the Subscription Agreement and (ii) to extend until November 30, 2005 the date by which if certain conditions have not been satisfied by either party under the Subscription Agreement, the nonbreaching party has the option to terminate the Subscription Agreement at the close of business on such date or thereafter without liability to any other party. The commencement of funding under the Subscription Agreement is subject to certain conditions, including the declaration of effectiveness by the Securities and Exchange Commission of such registration statement.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Number	Description
10.01	Agreement, dated August 31, 2005, amending the Securities Subscription Agreement by and between Insignia Solutions plc and Fusion Capital Fund II, LLC dated February 10, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc
Date: September 7, 2005	By:	/s/ Roger D. Friedberger
Roger D. Friedberger
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.01	Agreement, dated August 31, 2005, amending the Securities Subscription Agreement by and between Insignia Solutions plc and Fusion Capital Fund II, LLC dated February 10, 2005.